SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 11, 2005

SouthCrest Financial Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Georgia	333-112845	58-2256460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Glynn Street, Suite B, Fayetteville, Georgia	30214
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(706) 647-5426

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

This Form 8-K is to describe ordinary course executive officer and director compensation actions taken by the Board of Directors of SouthCrest Financial Group, Inc. (the “Company”) at its meeting on Thursday, August 11, 2005.

Compensation of Named Executive Officers.

At its August 11, 2005 meeting, the Board of Directors established compensation to be effective as of July 1, 2005 for the following named executive officer:

Executive Officer	Previous Base Salary	Current Base Salary
Douglas J. Hertha, Chief Financial Officer	$110,000	$125,000

Item 5.03	Amendments to Articles of Incorporation or Bylaws

At its August 11, 2005 meeting, the Board of Directors voted to amend the Company’s bylaws to provide for mandatory indemnification of directors and officers to the extent permitted by the Georgia Code. Exceptions to the mandatory provision include indemnification in connection with proceedings by or in the right of the Company and proceedings with respect to conduct for which the officer or director was adjudged liable on the basis he improperly received that personal benefit. The bylaws previously provided for permissive indemnification, and the amendment takes effect immediately.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amendment to Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHCREST FINANCIAL GROUP, INC.

Dated:	August 16, 2005	By:	/s/	Douglas J. Hertha
Douglas J. Hertha
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amendment to Bylaws